Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S‑8 (No. 333-196723) and S-8 (No. 333-199908) of MiX Telematics Limited of our report dated July 14, 2017 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Inc.
Johannesburg, South Africa
July 2, 2018